EXHIBIT 24

                              John M. Shalikashvili
                                Exhibit to Form 4
                        L-3 Communications Holdings, Inc.
                                 April 27, 2004

                                  AUTHORIZATION

         The undersigned hereby appoints Christopher C. Cambria and Michael T. Strianese, each acting alone, his or her authorized representative to execute and file with the Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder which relate to the securities of L-3 Communications Holdings, Inc.: (i) Initial Statement of Beneficial Ownership on Form 3, (ii) Statement of Changes in Beneficial Ownership on Form 4, and (iii) Annual Statement of Changes in Beneficial Ownership on Form 5. This Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the tenth anniversary hereof or the revocation of this Authorization by the undersigned.


Date: April 22, 2003




                                                   By: /s/ John M. Shalikashvili
                                                       -------------------------
                                                       John M. Shalikashvili